FORM OF STRUCTURING FEE AGREEMENT

Barclays Capital Inc.

200 Park Avenue

New York, New York 10166

STRUCTURING FEE AGREEMENT (the “Agreement”), dated as of [—], 2012, between Barclays Capital Inc. (“Barclays”) and Pacific Investment Management Company LLC (the “Sub-Adviser”).

WHEREAS, PIMCO Dynamic Income Fund (the “Fund”) is a newly organized, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and its common shares, par value $0.00001 per share (the “Common Shares”) are registered under the Securities Act of 1933, as amended;

WHEREAS, the Fund and Allianz Global Investors Fund Management LLC, the adviser to the Fund, have entered into an underwriting agreement (the “Underwriting Agreement”), dated [—], 2012 with Barclays and the other underwriters named therein (the “Underwriters”);

WHEREAS, Pacific Investment Management Company LLC is the investment sub-adviser of the Fund;

WHEREAS, Barclays is acting as one of the underwriters in an offering of the Fund’s Common Shares; and

WHEREAS, the Sub-Adviser desires to provide additional compensation to Barclays for providing the advice and services described below;

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1.	In consideration of Barclays’s services providing advice relating to the sale and distribution of the Fund’s Common Shares, including without limitation, idea generation and assessment of the investment opportunity and advice related to positioning, marketing and distribution strategy, the Sub-Adviser shall pay Barclays a fee in the aggregate amount of $[—] (the “Fee”). The Fee shall be paid on or before the Closing Date (as defined in the Underwriting Agreement). In the event the offering does not proceed, Barclays will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to Barclays pursuant to the terms of the Underwriting Agreement.

2.	The Sub-Adviser acknowledges that Barclays did not provide and is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Barclays, and Barclays is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with the transactions contemplated herein.

3.	Nothing herein shall be construed as prohibiting Barclays or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment advisers).

4.	Except as otherwise set forth herein, this Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof.

5.	The Sub-Adviser has furnished Barclays with such information as Barclays believes appropriate to its assignment hereunder (all such information so furnished being the “Information”). The Sub-Adviser recognizes and confirms that Barclays (a) has used and relied primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. The Information furnished by the Sub-Adviser, when delivered, was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Sub-Adviser will promptly notify Barclays if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to Barclays pursuant to this Section 5.

6.	It is understood that Barclays is being engaged hereunder solely to provide the services described above to the Sub-Adviser and that Barclays is not acting as an agent or fiduciary of, and shall have no duties or liability to the current or future shareholders of the Fund or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.

7.	The Sub-Adviser agrees that Barclays shall have no liability to the Sub-Adviser or the Fund for any act or omission to act by Barclays in the course of its performance under this Agreement, in the absence of gross negligence or willful misconduct on the part of Barclays. The Sub-Adviser agrees to the terms set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

8.	This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”) shall be governed by and construed in accordance with the laws of the State of New York.

9.	No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Sub-Adviser and Barclays consent to the jurisdiction of such courts and personal service with respect thereto. Each of Barclays and the Sub-Adviser waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Sub-Adviser agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Sub-Adviser and may be enforced in any other courts to the jurisdiction of which the Sub-Adviser is or may be subject, by suit upon such judgment.

10.	This Agreement may not be assigned by either party without the prior written consent of the other party.

11.

This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Barclays and the Sub-Adviser.

12.	All notices required or permitted to be sent under this Agreement shall be sent, if to the Sub-Adviser:

Pacific Investment Management Company LLC

840 Newport Center Drive, Suite 100

Newport Beach, CA 92660

Attention: General Counsel

or if to Barclays:

Barclays Capital Inc.

200 Park Avenue

New York, New York 10166

Attention: Paul Mottola

or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile electronic transmission, whichever is earlier.

13.	This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Structuring Fee Agreement as of the date first above written.

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:
Name:
Title:

BARCLAYS CAPITAL INC.

By:
Name:
Title:

Form of Indemnification Agreement

[—], 2012

Barclays Capital Inc.

200 Park Avenue

New York, New York 10166

Ladies and Gentlemen:

In connection with the engagement of Barclays Capital Inc. (“Barclays”) to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the “Company”) with the matters set forth in the Structuring Fee Agreement dated [—], 2012 between the Company and Barclays (the “Agreement”), in the event that Barclays becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including without limitation, related services and activities prior to the date of the Agreement, the Company agrees to indemnify, defend and hold Barclays harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence, bad faith or willful misconduct of Barclays. In addition, in the event that Barclays becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company will reimburse Barclays for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by Barclays in connection therewith. Promptly as reasonably practicable after receipt by Barclays of notice of the commencement of any Proceeding, Barclays will, if a claim in respect thereof is to be made under this paragraph, notify the Company in writing of the commencement thereof; but the failure to so notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement. The Company shall be entitled to appoint counsel of the Company’s choice at the Company’s expense to represent Barclays in any Proceeding for which indemnification is sought (in which case the Company shall not thereafter be responsible for the fees and expenses of any separate counsel retained by Barclays or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to Barclays. Notwithstanding the Company’s election to appoint counsel to represent Barclays in a Proceeding, Barclays shall have the right to employ one separate counsel (including local counsel), and the Company shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Company to represent Barclays would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such Proceeding include both Barclays and the Company and Barclays shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the Company, (iii) the Company shall not have employed counsel satisfactory to Barclays to represent Barclays within a reasonable time after notice of the institution of such Proceeding or (iv) the Company shall authorize Barclays to employ separate counsel at the expense of the Company. No indemnifying party shall, without the prior written consent of Barclays, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not Barclays is an actual or potential party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of Barclays from all liability arising out of such litigation, investigation or Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of Barclays.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its shareholders, members and affiliates and other constituencies, on the one hand, and Barclays, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its shareholders, members and affiliates and other constituencites, on the one hand, and Barclays, on the other hand, as well as any other relevant equitable considerations. Notwithstanding the provisions of this paragraph, Barclays shall not be entitled to contribution from the Company if it is determined that Barclays was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its shareholders, members and affiliates, on the one hand, and Barclays, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its shareholders, members or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Barclays has been retained to perform services bears to the fees paid to Barclays under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that Barclays is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Barclays pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Barclays, on the other hand.

The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not Barclays is an actual or potential party to such Proceeding, without Barclays’ prior written consent. For purposes of this Indemnification Agreement, Barclays shall include Barclays Capital Inc., any of its affiliates, each other person, if any, controlling Barclays Capital Inc. or any of its affiliates, their respective officers, current and former officers, directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Company agrees that neither Barclays nor any of its affiliates, officers, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either Barclays’ engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence, bad faith or willful misconduct of Barclays in performing the services that are the subject of the Agreement.

For clarification, the parties to this Indemnification Agreement agree that the term “affiliate” as used in the definition of “Company” herein does not include any registered investment company, except for the Fund, for which such Company or any of its affiliates serves as investment adviser.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND BARCLAYS CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST BARCLAYS OR ANY INDEMNIFIED PARTY. EACH OF BARCLAYS AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

BARCLAYS CAPITAL INC.

By
Name:
Title: